Exhibit 10.1

October 22, 2008

Peter B. Knepper

Dear Peter:

Reference is made to that certain Employment Letter dated April 16, 2008 (“Agreement”) between International Rectifier Corporation (the “Company”) and Peter B. Knepper (the “Employee”).  The Company and Employee hereby amend the Agreement, effective as of October 6, 2008, as follows:

1.  Effective October 6, 2008, your position and title shall be Vice President – Finance and Accounting, reporting to the Company’s Executive Vice President and Chief Financial Officer, Ilan Daskal.

2.  The Agreement shall have a term concluding December 31, 2008, in lieu of any notice required under the Section of the Agreement entitled “Termination”.

3.  The Section entitled “Cash Bonus” is hereby deleted.

4. The parties agree to reasonably cooperate with each other in connection with any civil litigation that relates to the subject matter of the Investigation and related governmental investigations, proceedings or actions, currently pending, or that may be filed, against or involve the Company, and/or its current or former officers and/or directors except to the extent that a party deems such cooperation as contrary to its interests.  Nothing herein shall modify or supersede any of the provisions of that certain Indemnification Agreement, dated September 15, 2008, between the Company and Employee.

5.  If following Employee’s employment with the Company, Employee continues to provide third party services as a partner of Tatum, LLC. (“Tatum”) or another consulting company, then upon reasonable request from the Company, and subject to Employee’s reasonable availability, Employee would provide services to the Company under a separate consulting services agreement negotiated in good faith and  entered into between Tatum (or such other consulting company) and the Company.

Except as set forth herein, the Agreement remains unmodified and in full force and effect.

Please sign below and return a signed copy of this letter to indicate your agreement with its terms and conditions.

Sincerely yours,

INTERNATIONAL RECTIFIER CORPORATION

By:

Acknowledged and agreed by:

EMPLOYEE:

Signature:
Print Name: Peter B. Knepper